UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 3000 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, the Company and S. Scott Gaille entered into an Employment Agreement (the “Gaille Employment Agreement”) for Mr. Gaille’s employment as Chief Compliance Officer of the Company.

The Gaille Employment Agreement has an initial term of two (2) years and will automatically renew for successive two (2) year terms.  Mr. Gaille will receive an annual base salary of not less than $350,000 (the “Gaille Base Salary”), as well as reimbursement of business expenses, health benefits, eligibility to participate in retirement plans, and certain benefits available to other senior executives of the Company, including paid time off and coverage under the Company’s D&O insurance policy.  The Gaille Base Salary may be increased from time to time if approved in writing by the Company’s Board of Directors or its Compensation Committee, and may not be decreased without Mr. Gaille’s approval.  Mr. Gaille will also receive customary insurance and other benefits in addition to the Gaille Base Salary.  Pursuant to the Gaille Employment Agreement, Mr. Gaille is entitled to receive an annual short term incentive payment valued at not less than 50% of the Gaille Base Salary, based upon the accomplishment of certain achievement goals determined annually.  Mr. Gaille is also entitled to receive a long term incentive payment valued at 75% of the Gaille Base Salary, based upon the accomplishment of certain achievement goals for each fiscal year and payable in common stock.  Each long term award shall vest in three equal installments on the first, second, and third anniversaries of the date upon which the Company determines the value of the subject long term incentive payment.  Upon the occurrence of a Change of Control, any unvested common stock, including any common stock that comprise any past long term incentive award, shall immediately vest.

The Gaille Employment Agreement may be terminated by the Company: (i) based upon the expiration of the Gaille Employment Agreement, (ii) due to Mr. Gaille’s death or disability, or (iii) with or without Cause (as that term is defined in the Gaille Employment Agreement).  Mr. Gaille may terminate the Gaille Employment Agreement with or without Good Reason (as that term is defined in the Gaille Employment Agreement).

If Mr. Gaille’s employment is terminated due to his death or disability, Mr. Gaille or his estate or beneficiaries shall be entitled to receive: (i) the Accrued Obligations (as that term is defined in the Gaille Employment Agreement) which include any unpaid portion of the Gaille Base Salary, unpaid expenses, and certain other benefits, (ii) the payment of any short term incentive payment due to Mr. Gaille including the pro-rated portion of any short term incentive payment due to Mr. Gaille during the portion of the year Mr. Gaille worked for the Company prior to his termination, (iii) the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award previously granted to Mr. Gaille, and (iv) continuation and/or payment of Mr. Gaille’s and his dependants’ medical insurance premiums for eighteen (18) months following termination.  If Mr. Gaille is terminated by the Company for Cause, he shall be entitled to receive only the Accrued Obligations; any previously awarded but unvested common shares as of the date of termination shall be cancelled.  If the Gaille Employment Agreement expires or if Mr. Gaille is terminated without Cause, he shall be entitled to receive: (i) the Accrued Obligations, (ii) the payment of any short term incentive payment due to Mr. Gaille including the pro-rated portion of the fiscal year Mr. Gaille worked prior to his termination, (iii) the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award previously granted to Mr. Gaille, (iv) continued payment of the Gaille Base Salary and target short term incentive awards for 24 months after Mr. Gaille is terminated (the “Severance Term” as that term is more fully defined in the Gaille Employment Agreement), (v) continued payment of medical benefits during the Severance Term (subject to termination upon Mr. Gaille becoming eligible to receive any health benefits while employed by or providing service to any other business entity during the Severance Term or the Company requiring Mr. Gaille to elect continuation coverage under COBRA), and (vi) reimbursement of outplacement fees not to exceed $20,000, payable for twelve (12) months following termination.  If Mr. Gaille terminates his employment with Good Reason, the Company shall be obligated to provide the same payments as set forth above if the Company had terminated Mr. Gaille without Cause.  If Mr. Gaille terminates his employment without Good Reason, Mr. Gaille is entitled to receive only the Accrued Obligations; any previously awarded but unvested common shares as of the date of termination shall be cancelled.  If Mr. Gaille’s employment is terminated within one (1) year following a Change of Control because of the expiration of the Gaille Employment Agreement, by the Company without Cause, or by Employee with or without Good Reason, Mr. Gaille shall be entitled to receive (in lieu of benefits otherwise payable upon such events): (i) the Accrued Obligations, (ii) a lump sum cash payment equal to two times the Gaille Base Salary, and (iii) the continuation of Company health benefits for twenty-four (24) months following the termination of Mr. Gaille’s employment (subject to termination upon Mr. Gaille becoming eligible to receive any health benefits while employed by or providing service to any other business entity during the Severance Term or the Company requiring Mr. Gaille to elect continuation coverage under COBRA).  All payments made to Mr. Gaille as a result of the termination of his employment with the Company shall be delayed for such period of time as is necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended.

The Gaille Employment Agreement also contains certain confidentiality and non-interference covenants, which are subject to certain exceptions.

The foregoing description of the Gaille Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Gaille Employment Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01               Regulation FD Disclosure.

On October 4, 2012, the Company issued a press release announcing it had entered into an Exclusivity Agreement relating to the potential sale of the Company’s subsidiary, ZaZa Energy France S.A.S., which holds rights in 24,260 wholly-owned acres of conventional producing assets in the Paris Basin, France. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Document

10.1*	Form of Employment dated October 3, 2012 Agreement between ZaZa Energy Corporation and S. Scott Gaille.

99.1*	Press Release of ZaZa Energy Corporation, dated October 4, 2012.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: October 5, 2012	By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document

10.1*	Form of Employment dated October 3, 2012 Agreement between ZaZa Energy Corporation and S. Scott Gaille.

99.1*	Press Release of ZaZa Energy Corporation, dated October 4, 2012.

* Filed herewith.